Exhibit A-15

                  GULF STATES UTILITIES COMPANY



   STATEMENT OF RESOLUTION OF BOARD OF DIRECTORS ESTABLISHING AND
DESIGNATING TWENTY-SECOND SERIES OF PREFERRED STOCK AS [        ]
DIVIDEND PREFERRED STOCK-$100 PAR VALUE AND FIXING AND DETERMINING DIVIDEND AND OTHER PREFERENCES AND RIGHTS OF SUCH SERIES



TO THE SECRETARY OF THE STATE
  OF THE STATE OF TEXAS

   Gulf  States Utilities Company, pursuant to the provisions  of
Article 2.13 of the Texas Business Corporation Act, submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

   1.   The  name  of  the Corporation is GULF  STATES  UTILITIES
COMPANY

  2. The following is a true and correct copy of an extract from the Minutes of a Special Meeting of the Board of Directors of the
Corporation  held on [                       ],  and  includes  a
true and correct copy of certain resolutions duly adopted thereat establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

   "WHEREAS, the Board of Directors of this Corporation pursuant to authority vested in it by the Restated Articles of
Incorporation, as amended, proposes to establish  [             ]
shares of this Corporation's Preferred Stock - $100 par value, as a twenty-second series thereof and to designate the same as
$[         ]Dividend Preferred Stock - $100 par value and to  fix
and determine the relative rights and preferences thereof; and

   WHEREAS, Article 2.13 of the Texas Business Corporation Act provides, in effect, that, upon the filing by the Secretary of State of the State of Texas of an original and a copy of a statement pursuant to said Article 2.13 setting forth a copy of the resolution establishing and designating a series of Preferred Stock and fixing and determining the relative rights and preferences thereof, such resolution shall become an amendment of the Restated Articles of Incorporation, upon the filing by said Secretary of State of the statement mentioned above, now therefore be it

  RESOLVED, that

  A. The next succeeding resolution be inserted in Article VI of the Restated Articles of Incorporation, as amended, of this Corporation immediately following paragraph 7s. thereof and be
numbered  7u.  and  bear the designation  and  title  $[        ]
Dividend Preferred Stock - $100 par value.

   B.  [               ] shares of authorized stock classified as
Preferred  Stock - $100 par value as provided in Paragraph  A  of
Article VI of the Restated Articles of Incorporation, as amended, shall constitute the twenty-second series of Preferred Stock -
$100  par  value  and are designated  as  $[          ]  Dividend
Preferred Stock - $100 par value; the fixed dividend rate on the shares of such series for each dividend period is $11.50 per share per annum and such dividends are cumulative from
[                         ], (subject to the provision in Article
VI  E.2 regarding deemed payment prior to the date of issue  with
the first dividend payable [                    ].

   The  fixed redemption price on the shares of the twenty-second
series   is   $[         ]  per  share  if  redeemed   prior   to
[                              ];  $[             ] per share  if
redeemed  prior  to [                          ], or  thereafter,
and  prior  to  [                   ]; $[       ]  per  share  if
redeemed  on  [                 ], or thereafter,  and  prior  to
[                     ];  and $[          ] per share if redeemed
on    [                            ],  or  thereafter;  provided,
however that unless all shares of Preferred Stock of each series then outstanding are redeemed or otherwise retired, no shares of the twenty-second series of Preferred Stock shall be redeemed at
the option of the Corporation prior to [                       ],
directly or indirectly out of the proceeds of or in anticipation of any refunding involving the incurring of indebtedness or the issuance of additional shares of Preferred Stock having an effective interest cost or dividend rate (calculated in accordance with generally accepted financial practice) of less
than  [        ]% per annum.  The fixed redemption price  on  the
shares of such series is $100 per share plus any accrued and unpaid dividends, if redeemed in satisfaction of the Corporation's Sinking Fund obligation or pursuant to optional redemption right provided below.

   Subject to the provisions of Article VI of the Restated Articles of Incorporation, as amended, so long as this twenty-second series of Preferred Stock shall remain outstanding, on
[                       ]  and on [                ] in each year
thereafter,  the  Corporation shall  redeem  as  a  Sinking  Fund obligation, 5% of the number of shares of such twenty-second series of Preferred Stock originally issued and, in addition, the Corporation may, at its option, redeem on each such [April 15] additional shares of this twenty-second series of Preferred Stock in a number not exceeding such percentage, but the right to make such optional redemption shall not be cumulative and shall not be applied in reduction of any subsequent mandatory Sinking Fund redemption provided for above; provided that the Corporations hall not declare or pay or set apart for, or make or order any dividend or other distribution in respect of, or purchase or otherwise acquire for value any shares of, the Common Stock of the Corporation, or any class of stock as to which the Preferred Stock of the Corporation has priority as to payments of dividends, unless all redemptions required to be made in satisfaction of the Sinking fund obligation provided above have been made. The Corporation may elect to reduce its obligation in respect of the redemption of shares so required to be redeemed as a Sinking Fund obligation by making direct purchases in the open market or otherwise of shares of this twenty-second series of Preferred Stock (other than shares previously applied as a credit against the Sinking Fund obligation)_ and designating such shares to be applied as a credit, in whole or in part, in an amount equal to the aggregate par value of the shares so applied, against the aggregate par value of the shares required to be redeemed in such year pursuant to the Sinking Fund obligation.

   In all cases in which redemptions of less than all outstanding shares of this twenty-second series re to be made by the Corporation, the shares to be redeemed shall be selected by lot in accordance with such procedures as may be approved by the Board of Directors of this Corporation.

   The fixed liquidation price for the shares of such series is $100 per share; and the fixed liquidation premium per share on the shares of the twenty-second series if the excess over $100 of the redemption price at the time in effect.

   The $[        ] Dividend Preferred Stock - $100 par value  has
no exchange or conversion rights.

   C. The President or any Vice President and the Secretary or any Assistant Secretary of this Corporation be and they hereby are authorized to execute a statement in substantially the form submitted to this meeting and bearing the caption "Statement of Resolution of Board of Directors Establishing and Designating
Twenty-second Series of Preferred Stock as $[        ]]  Dividend
Preferred Stock - $100 par value and Fixing and Determining Dividend and Other Preferences and Rights of Such Series", and such statement, verified by one of the officers signing the same, be delivered to the Secretary of State of the State of Texas, pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act; and

  D. The incorporation by reference of the foregoing resolutions fixing and determining the relative rights and preferences of the twenty-second series of Preferred Stock on the face or back of certificates representing shares issued by this Corporation is hereby authorized."

Dated: [            ]            GULF STATES UTILITIES COMPANY


                                 By
                                         PRESIDENT



                                 By
                                    ASSISTANT SECRETARY


STATE OF TEXAS
COUNTY OF JEFFERSON

   Before me, a Notary Public, on this day personally appeared [ ], known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that he is the President of Gulf States Utilities Company, that
he  signed  the foregoing document as  [              ]  of  said
Corporation, and that the statements therein contained are true and correct

   Given  under my hand and seal of office this           day  of
              , A.D.,        .



                                          Rhonda Walker
                                    Notary Public in and for
                                     Jefferson County, Texas

                                      My Commission Expires
                                    [                       ]

[NOTARIAL SEAL]